                                                                     EXHIBIT 4.9


                      ====================================


                            QUIPS GUARANTEE AGREEMENT


                               Life Re Corporation


                            Dated as of March , 1998


                      ====================================

CROSS-REFERENCE TABLE*

Section of Trust Indenture                                  Section of Capital
Act of 1939, as amended                                   Securities Guarantee
                                                                     Agreement
310(a)..................................................................4.1(a)
310(b)..................................................................4.1(c)
310(c)............................................................Inapplicable
311(a)..................................................................2.2(a)
311(b)..................................................................2.2(b)
311(c)............................................................Inapplicable
312(a)..................................................................2.2(a)
312(b)..................................................................2.2(b)
312(c)..................................................................2.2(c)
313.....................................................................2.3
314(a)..................................................................2.4
314(b)............................................................Inapplicable
314(c)..................................................................2.5
314(d)............................................................Inapplicable
314(e)..................................................................2.5
314(f)............................................................Inapplicable
315(a)..................................................................3.1(b)
315(b)..................................................................2.7
315(c)..................................................................3.1(c)
315(d)..................................................................3.1(d)
316(a)..........................................................5.4(a), 2.6
318(a)..................................................................2.1(c)


---------------
* This Cross-Reference Table does not constitute part of this QUIPS Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

                                TABLE OF CONTENTS

                                                                                             Page
                                                                                             ----

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1       Definitions and Interpretation..............................................  2

                                   ARTICLE II
                               TRUST INDENTURE ACT

SECTION 2.1       Trust Indenture Act; Application............................................  5
SECTION 2.2       Lists of Holders of Securities..............................................  5
SECTION 2.3       Reports by the QUIPS Guarantee Trustee......................................  6
SECTION 2.4       Periodic Reports to QUIPS Guarantee Trustee.................................  6
SECTION 2.5       Evidence of Compliance with Conditions Precedent............................  6
SECTION 2.6       Events of Default; Waiver...................................................  6
SECTION 2.7       Event of Default; Notice....................................................  7
SECTION 2.8       Conflicting Interests.......................................................  7

                                   ARTICLE III
                          POWERS, DUTIES AND RIGHTS OF
                             QUIPS GUARANTEE TRUSTEE

SECTION 3.1       Powers and Duties of the QUIPS Guarantee Trustee............................  7
SECTION 3.2       Certain Rights of QUIPS Guarantee Trustee...................................  9
SECTION 3.3.      Not Responsible for Recitals or Issuance of QUIPS Guarantee................. 11

                                   ARTICLE IV
                             QUIPS GUARANTEE TRUSTEE

SECTION 4.1       QUIPS Guarantee Trustee; Eligibility........................................ 11
SECTION 4.2       Appointment, Removal and Resignation of QUIPS Guarantee Trustee............. 12

                                    ARTICLE V
                                    GUARANTEE

SECTION 5.1       Guarantee................................................................... 13
SECTION 5.2       Waiver of Notice and Demand................................................. 13
SECTION 5.3       Obligations Not Affected.................................................... 13
SECTION 5.4       Rights of Holders........................................................... 14
SECTION 5.5       Guarantee of Payment........................................................ 15
SECTION 5.6       Subrogation................................................................. 15


                                                                                             Page
                                                                                             ----
SECTION 5.7       Independent Obligations..................................................... 15

                                   ARTICLE VI
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1       Limitation of Transactions.................................................. 15
SECTION 6.2       Ranking..................................................................... 16

                                   ARTICLE VII
                                   TERMINATION

SECTION 7.1       Termination................................................................. 17

                                  ARTICLE VIII
                          COMPENSATION AND EXPENSES OF
                             QUIPS GUARANTEE TRUSTEE

SECTION 8.1       Compensation and Expenses of QUIPS Guarantee Trustee........................ 17

                                   ARTICLE IX
                                 INDEMNIFICATION

SECTION 9.1       Exculpation................................................................. 18
SECTION 9.2       Indemnification............................................................. 18

                                    ARTICLE X
                                  MISCELLANEOUS

SECTION 10.1      Successors and Assigns...................................................... 19
SECTION 10.2      Amendments.................................................................. 19
SECTION 10.3      Notices..................................................................... 19
SECTION 10.4      Benefit..................................................................... 20
SECTION 10.5      Governing Law............................................................... 20

                            QUIPS GUARANTEE AGREEMENT


                  This GUARANTEE AGREEMENT (the "QUIPS Guarantee"), dated as of March , 1998, is executed and delivered by Life Re Corporation, a Delaware corporation (the "Guarantor"), and The Bank of New York, a New York banking corporation, as indenture trustee (the "QUIPS Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the QUIPS (as defined herein) of Life Re Capital Trust II, a Delaware statutory business trust (the "Issuer").

                  WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of March , 1998 among the trustees of the Issuer, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof ______ Quarterly Income Preferred Securities, having an aggregate liquidation amount of $100,000,000, such Quarterly Income Preferred Securities being designated the QUIPS (collectively the "QUIPS").

                  WHEREAS, as incentive for the Holders to purchase the QUIPS, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this QUIPS Guarantee, to pay to the Holders the Guarantee Payments (as defined below). The Guarantor agrees to make certain other payments on the terms and conditions set forth herein.

                  WHEREAS, the Guarantor is executing and delivering a guarantee agreement (the "Common Trust Securities Guarantee"), with substantially identical terms to this QUIPS Guarantee, for the benefit of the holders of the Common Trust Securities (as defined herein), except that if an Event of Default (as defined below) has occurred and is continuing, the rights of holders of the Common Trust Securities to receive Guarantee Payments under the Common Trust Securities Guarantee are subordinated, to the extent and in the manner set forth in the Common Trust Securities Guarantee, to the rights of Holders to receive Guarantee Payments under this QUIPS Guarantee.

                  NOW, THEREFORE, in consideration of the purchase by each Holder of QUIPS, which purchase the Guarantor hereby acknowledges shall benefit the Guarantor, the Guarantor executes and delivers this QUIPS Guarantee for the benefit of the Holders.

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1                Definitions and Interpretation

                  In this QUIPS Guarantee, unless the context otherwise requires:

                  (a) capitalized terms used in this QUIPS Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

                  (b) terms defined in the Declaration as at the date of execution of this QUIPS Guarantee have the same meaning when used in this QUIPS Guarantee unless otherwise defined in this QUIPS Guarantee;

                  (c) a term defined anywhere in this QUIPS Guarantee has the same meaning throughout;

                  (d) all references to "the QUIPS Guarantee" or "this QUIPS Guarantee" are to this QUIPS Guarantee as modified, supplemented or amended from time to time;

                  (e) all references in this QUIPS Guarantee to Articles and Sections are to Articles and Sections of this QUIPS Guarantee, unless otherwise specified;

                  (f) a term defined in the Trust Indenture Act has the same meaning when used in this QUIPS Guarantee, unless otherwise defined in this QUIPS Guarantee or unless the context otherwise requires; and

                  (g) a reference to the singular includes the plural and vice versa.

                  "Affiliate" has the same meaning as given to that term in Rule 405 under the Securities Act of 1933, as amended, or any successor rule thereunder.

                  "Business Day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York or Wilmington, Delaware, are authorized or required by law or executive order to close.

                  "QUIPS Guarantee Trustee" means The Bank of New York, a New York banking corporation, until a Successor QUIPS Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this QUIPS Guarantee and thereafter means each such Successor QUIPS Guarantee Trustee.

                  "Common Trust Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer.

                  "Corporate Trust Office" means the office of the QUIPS Guarantee Trustee at which the corporate trust business of the QUIPS Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at 101 Barclay Street, 21st Floor West, New York, New York 10286.

                  "Covered Person" means any Holder or beneficial owner of QUIPS.

                  "Debentures" means the series of subordinated debt securities of the Guarantor designated the ___% Junior Subordinated Deferrable Interest Debentures due March , 2005 held by the Property Trustee (as defined in the Declaration) of the Issuer.

                  "Guarantee Event of Default" has the meaning set forth in
Section 2.6.

                  "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the QUIPS, to the extent not paid or made by the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Declaration) that are required to be paid on such QUIPS, to the extent that the Issuer has funds on hand legally available therefor at such time, (ii) the final redemption price, including all accumulated and unpaid Distributions to the date of redemption (the "Final Redemption Price") with respect to the QUIPS outstanding on the Maturity Date of the Debentures, to the extent the Issuer has funds on hand legally available therefor at such time, and
(iii) upon a voluntary or involuntary dissolution and liquidation of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for QUIPS as provided in the Declaration), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions on the QUIPS to the date of payment, to the extent the Issuer has funds on hand legally available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer. If an Event of Default has occurred and is continuing, no Guarantee Payments under the Common Trust Securities Guarantee with respect to the Common Trust Securities or any guarantee payment under any Other Common Trust Securities Guarantees shall be made until the Holders shall be paid in full the Guarantee Payments to which they are entitled under this QUIPS Guarantee.

                  "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any QUIPS; provided, however, that, in determining whether the holders of the requisite percentage of QUIPS have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

                  "Indemnified Person" means the QUIPS Guarantee Trustee, any Affiliate of the QUIPS Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the QUIPS Guarantee Trustee.

                  "Indenture" means the Indenture dated as of March , 1998, among the Guarantor (the "Debenture Issuer") and The Bank of New York, as trustee, pursuant to which the Debentures are to be issued to the Property Trustee of the Issuer.

                  "Majority in Liquidation Amount of the QUIPS" means, except as provided by the Trust Indenture Act, a vote by Holder(s) of more than 50% of the aggregate Liquidation Amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all QUIPS.

                  "Officers' Certificate" means, with respect to any person, a certificate signed by two of the following: the Chairman, a Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, a Vice President (whether or not designated by a number or a word or words added before or after such title), the Comptroller, the Secretary or an Assistant Secretary of the Guarantor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this QUIPS Guarantee (other than pursuant to Section 314(a)(4) of the Trust Indenture Act) shall include:

                  (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

                  (b) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (c) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

                  "Other Common Trust Securities Guarantees" shall have the same meaning as "Other Guarantees" in the Common Trust Securities Guarantee.

                  "Other Debentures" means all junior subordinated debentures issued by the Guarantor from time to time and sold to trusts to be established by the Guarantor, in each case similar to the Issuer.

                  "Other Guarantees" means all guarantees issued by the Guarantor with respect to securities similar to the QUIPS issued by other trusts to be established by the Guarantor, in each case similar to the Issuer.

                  "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "Responsible Officer" means, with respect to the QUIPS Guarantee Trustee, any officer within the Corporate Trust Office of the QUIPS Guarantee Trustee, including any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer, any senior trust officer or other officer in the Corporate Trust Office of the QUIPS Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

                  "Successor QUIPS Guarantee Trustee" means a successor QUIPS Guarantee Trustee possessing the qualifications to act as QUIPS Guarantee Trustee under Section 4.1.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                  "Trust Securities" means the Common Trust Securities and the QUIPS, collectively.


                                   ARTICLE II
                               TRUST INDENTURE ACT

SECTION 2.1                Trust Indenture Act; Application

                  (a) This QUIPS Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this QUIPS Guarantee if this QUIPS Guarantee were qualified under the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions; and

                  (b) if and to the extent that any provision of this QUIPS Guarantee limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.2                Lists of Holders of Securities

                  (a) The Guarantor shall provide the QUIPS Guarantee Trustee (unless the QUIPS Guarantee Trustee is otherwise the registrar of the QUIPS) (i) on a quarterly basis on each regular record date for the Debentures, a list, in such form as the QUIPS Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of such record date, and (ii) at such other times as the QUIPS Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor, of such request, a List of Holders as of a date no more than 15 days prior to the time such List of Holders is given to the QUIPS Guarantee Trustee, provided, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the QUIPS Guarantee Trustee by the Guarantor. The QUIPS Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

                  (b) The QUIPS Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

SECTION 2.3                Reports by the QUIPS Guarantee Trustee

                  Within 60 days after ____ of each year, commencing , 199 , the QUIPS Guarantee Trustee shall provide to the Holders such reports as are required by Section 313(a) of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The QUIPS Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4                Periodic Reports to QUIPS Guarantee Trustee

                  The Guarantor shall provide to the QUIPS Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act provided that such compliance certificate shall be delivered on or before 120 days after the end of each fiscal year of the Guarantor. Delivery of such reports, information and documents to the QUIPS Guarantee Trustee is for informational purposes only and the QUIPS Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the QUIPS Guarantee Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 2.5                Evidence of Compliance with Conditions Precedent

                  The Guarantor shall provide to the QUIPS Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this QUIPS Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

SECTION 2.6                Guarantee Events of Default; Waiver

                  (a) An event of default under this QUIPS Guarantee will occur upon the failure of the Guarantor to perform any of its payment or other obligations hereunder (a "Guarantee Event of Default"); provided, however, that, other than with respect to a default on any payment under this QUIPS Guarantee, the Guarantor shall have received notice of default and shall not have cured such default within 90 days after receipt of such notice.

                  (b) The Holders of a Majority in Liquidation Amount of QUIPS may, by vote, on behalf of all the Holders, waive any past Guarantee Event of Default and its consequences. Upon such waiver, any such Guarantee Event of Default shall cease to exist, and any Guarantee Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this QUIPS Guarantee, but no such waiver shall extend to any subsequent or other default or Guarantee Event of Default or impair any right consequent thereon.

SECTION 2.7                Guarantee Event of Default; Notice

                  (a) The QUIPS Guarantee Trustee shall, within 90 days after the occurrence of a default with respect to this QUIPS Guarantee, mail by first class postage prepaid, to all Holders, notices of all defaults actually known to a Responsible Officer of the QUIPS Guarantee Trustee, unless such defaults have been cured before the giving of such notice; provided, however, that, except in the case of default in the payment of any Guarantee Payment, the QUIPS Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the QUIPS Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

                  (b) The QUIPS Guarantee Trustee shall not be deemed to have knowledge of any Guarantee Event of Default unless the QUIPS Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of the Declaration shall have obtained actual knowledge, of such Event of Default.

SECTION 2.8                Conflicting Interests

                  The Declaration shall be deemed to be specifically described in this QUIPS Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                   ARTICLE III
                          POWERS, DUTIES AND RIGHTS OF
                             QUIPS GUARANTEE TRUSTEE

SECTION 3.1                Powers and Duties of the QUIPS Guarantee Trustee

                  (a) This QUIPS Guarantee shall be held by the QUIPS Guarantee Trustee for the benefit of the Holders, and the QUIPS Guarantee Trustee shall not transfer this QUIPS Guarantee to any Person except a Holder exercising his or her rights pursuant to Section 5.4(b) or to a Successor QUIPS Guarantee Trustee on acceptance by such Successor QUIPS Guarantee Trustee of its appointment to act as Successor QUIPS Guarantee Trustee. The right, title and interest of the QUIPS Guarantee Trustee shall automatically vest in any Successor QUIPS Guarantee Trustee, and such vesting and succession of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor QUIPS Guarantee Trustee.

                  (b) If an Event of Default actually known to a Responsible Officer has occurred and is continuing, the QUIPS Guarantee Trustee shall enforce this QUIPS Guarantee for the benefit of the Holders.

                  (c) The QUIPS Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this QUIPS Guarantee, and no implied covenants shall be read into this QUIPS Guarantee against the QUIPS Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer, the QUIPS Guarantee Trustee shall exercise such of the rights and powers vested in it by this QUIPS Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (d) No provision of this QUIPS Guarantee shall be construed to relieve the QUIPS Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                           (A) the duties and obligations of the QUIPS Guarantee Trustee shall be determined solely by the express provisions of this QUIPS Guarantee, and the QUIPS Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this QUIPS Guarantee, and no implied covenants or obligations shall be read into this QUIPS Guarantee against the QUIPS Guarantee Trustee; and

                           (B) in the absence of bad faith on the part of the QUIPS Guarantee Trustee, the QUIPS Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the QUIPS Guarantee Trustee and conforming to the requirements of this QUIPS Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the QUIPS Guarantee Trustee, the QUIPS Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this QUIPS Guarantee;

                  (ii) the QUIPS Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the

         QUIPS Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                  (iii) the QUIPS Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in Liquidation Amount of the QUIPS relating to the time, method and place of conducting any proceeding for any remedy available to the QUIPS Guarantee Trustee, or exercising any trust or power conferred upon the QUIPS Guarantee Trustee under this QUIPS Guarantee; and

                  (iv) no provision of this QUIPS Guarantee shall require the QUIPS Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the QUIPS Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this QUIPS Guarantee or indemnity, reasonably satisfactory to the QUIPS Guarantee Trustee, against such risk or liability is not reasonably assured to it.

SECTION 3.2                Certain Rights of QUIPS Guarantee Trustee

                  (a)      Subject to the provisions of Section 3.1:

                  (i) The QUIPS Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (ii) Any direction or act of the Guarantor contemplated by this QUIPS Guarantee may be sufficiently evidenced by an Officers' Certificate.

                  (iii) Whenever, in the administration of this QUIPS Guarantee, the QUIPS Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the QUIPS Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

                  (iv) The QUIPS Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

                  (v) The QUIPS Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters, shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The QUIPS Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this QUIPS Guarantee from any court of competent jurisdiction.

                  (vi) The QUIPS Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this QUIPS Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the QUIPS Guarantee Trustee such security and indemnity, reasonably satisfactory to the QUIPS Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the QUIPS Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the QUIPS Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the QUIPS Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this QUIPS Guarantee.

                  (vii) The QUIPS Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the QUIPS Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                  (viii) The QUIPS Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the QUIPS Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                  (ix) Any action taken by the QUIPS Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the QUIPS Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the QUIPS Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this QUIPS Guarantee, both of which shall be conclusively evidenced by the QUIPS Guarantee Trustee's or its agent's taking such action.

                  (x) Whenever in the administration of this QUIPS Guarantee the QUIPS Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the QUIPS Guarantee Trustee (i) may request instructions from the Holders of a Majority in

         Liquidation Amount of the QUIPS, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

                  (xi) The QUIPS Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this QUIPS Guarantee.

                  (b) No provision of this QUIPS Guarantee shall be deemed to impose any duty or obligation on the QUIPS Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the QUIPS Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the QUIPS Guarantee Trustee shall be construed to be a duty.

SECTION 3.3.               Not Responsible for Recitals or Issuance of QUIPS
                           Guarantee

                  The recitals contained in this QUIPS Guarantee shall be taken as the statements of the Guarantor, and the QUIPS Guarantee Trustee does not assume any responsibility for their correctness. The QUIPS Guarantee Trustee makes no representation as to the validity or sufficiency of this QUIPS Guarantee.


                                   ARTICLE IV
                             QUIPS GUARANTEE TRUSTEE

SECTION 4.1                QUIPS Guarantee Trustee; Eligibility

                  (a) There shall at all times be a QUIPS Guarantee Trustee which shall:

                  (i)      not be an Affiliate of the Guarantor; and

                  (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  (b) If at any time the QUIPS Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the QUIPS Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

                  (c) If the QUIPS Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the QUIPS Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act, subject to the penultimate paragraph thereof.

SECTION 4.2                Appointment, Removal and Resignation of QUIPS
                           Guarantee Trustee

                  (a) Subject to Section 4.2(b), the QUIPS Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during an Guarantee Event of Default.

                  (b) The QUIPS Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor QUIPS Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor QUIPS Guarantee Trustee and delivered to the Guarantor.

                  (c) The QUIPS Guarantee Trustee shall hold office until a Successor QUIP Guarantee Trustee shall have been appointed or until its removal or resignation. The QUIPS Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the QUIPS Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor QUIPS Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor QUIPS Guarantee Trustee and delivered to the Guarantor and the resigning QUIPS Guarantee Trustee.

                  (d) If no Successor QUIPS Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery of an instrument of removal or resignation, the QUIPS Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor QUIPS Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor QUIPS Guarantee Trustee.

                  (e) No QUIPS Guarantee Trustee shall be liable for the acts or omissions to act of any Successor QUIPS Guarantee Trustee.

                  (f) Upon termination of this QUIPS Guarantee or removal or resignation of the QUIPS Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the

QUIPS Guarantee Trustee all amounts due to the QUIPS Guarantee Trustee accrued to the date of such termination, removal or resignation.


                                    ARTICLE V
                                    GUARANTEE

SECTION 5.1                Guarantee

                  The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 5.2                Waiver of Notice and Demand

                  The Guarantor hereby waives notice of acceptance of this QUIPS Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3                Obligations Not Affected

                  The obligations, covenants, agreements and duties of the Guarantor under this QUIPS Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the QUIPS to be performed or observed by the Issuer;

                  (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Final Redemption Price, Liquidation Distribution or any other sums payable under the terms of the QUIPS or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the QUIPS (other than an extension of time for payment of Distributions, Final Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures permitted by the Indenture);

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the

Holders pursuant to the terms of the QUIPS, or any action on the part of the Issuer granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                  (e) any invalidity of, or defect or deficiency in, the QUIPS;

                  (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                  (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor with respect to the Guarantee Payments shall be absolute and unconditional under any and all circumstances.

                  There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.4                Rights of Holders

                  (a) The Holders of a Majority in Liquidation Amount of the QUIPS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the QUIPS Guarantee Trustee in respect of this QUIPS Guarantee or exercising any trust or power conferred upon the QUIPS Guarantee Trustee under this QUIPS Guarantee; provided however, that (subject to Section 3.1) the QUIPS Guarantee Trustee shall have the right to decline to follow any such direction if the QUIPS Guarantee Trustee shall determine that the actions so directed would be unjustly prejudicial to the Holders not taking part in such direction or if the QUIPS Guarantee Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the QUIPS Guarantee Trustee in good faith by its board of directors or trustees, executive committees or a trust committee or directors or trustees and/or Responsible Officers shall determine that the action or proceedings so directed would involve the QUIPS Guarantee Trustee in personal liability.

                  (b) If the QUIPS Guarantee Trustee fails to enforce such QUIPS Guarantee, such Holder may institute a legal proceeding directly against the Guarantor to enforce the QUIPS Guarantee Trustee's rights under this QUIPS Guarantee, without first instituting a legal proceeding against the Issuer, the QUIPS Guarantee Trustee or any other person or entity. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

SECTION 5.5                Guarantee of Payment

                  This QUIPS Guarantee creates a guarantee of payment and not of collection.

SECTION 5.6                Subrogation

                  The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this QUIPS Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this QUIPS Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this QUIPS Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.7                Independent Obligations

                  The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the QUIPS, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this QUIPS Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.


                                   ARTICLE VI
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1                Limitation of Transactions

                  So long as any QUIPS remain outstanding, the Guarantor shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Guarantor's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Guarantor (including any Other Debentures) that rank pari passu with or junior in right of payment to the Debentures or (iii) make any guarantee payments with respect to any guarantee by the Guarantor of any securities of any subsidiary of the Guarantor (including Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Debentures (other than in the case of clauses (i), (ii) and (iii), (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Guarantor, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the QUIPS Guarantee, (d) as a result of a reclassification of the

Guarantor's capital stock solely into shares of one or more classes or series of the Guarantor's Capital Stock or the exchange or the conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock, (e) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of the Guarantor's common stock in connection with the satisfaction by the Guarantor of its obligations (including purchases related to the issuance of such common stock or rights) under any of the Guarantor's benefit plans for its and its subsidiaries' directors, officers or employees or any of the Guarantor's dividend reinvestment plans) if at such time (x) a Guarantee Event of Default or an Event of Default (as defined in the Indenture) shall have occurred and be continuing, (y) if such Debentures are held by the Property Trustee, the Guarantor shall be in default with respect to its payment of any obligations under this QUIPS Guarantee or (z) the Guarantor shall have given notice of its election of the exercise of its right to extend the interest payment period pursuant to Section 16.01 of the Indenture and any such extension shall have commenced and not yet terminated.

SECTION 6.2                Ranking

                  This QUIPS Guarantee will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to Senior Indebtedness (as defined in the Indenture), to the same extent and in the same manner that the Debentures are subordinated to all present and future Senior Indebtedness pursuant to the Indenture, it being understood that the terms of Article XV of the Indenture shall apply to the obligations of the Guarantor under this QUIPS Guarantee as if (x) such Article XV were set forth herein in full and (y) such obligations were substituted for the term "Securities" appearing in such Article XV, and pari passu with the Debentures and the Other Debentures.

         The right of the Guarantor to participate in any distribution of assets of any of its subsidiaries upon any such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Guarantor may itself be recognized as a creditor of that subsidiary. Accordingly, the Guarantor's obligations under this QUIPS Guarantee will be effectively subordinated to all existing and future liabilities of the Guarantor's subsidiaries, and claimants should look only to the assets of the Guarantor for payments thereunder. This QUIPS Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Guarantor, including Senior Indebtedness of the Guarantor, under any indenture that the Guarantor may enter into in the future or otherwise.

         If a Declaration Event of Default has occurred and is continuing, the rights of holders of the Common Trust Securities of the Issuer to receive payments under the Common Trust Securities Guarantee are subordinated to the rights of Holders of QUIPS to receive Guarantee Payments.

                                   ARTICLE VII
                                   TERMINATION

SECTION 7.1                Termination

                  This QUIPS Guarantee shall terminate and be of no further force and effect (i) upon full payment of the Final Redemption Price (as defined in the Declaration) of all QUIPS or (ii) upon liquidation of the Issuer, the full payment of the amounts payable in accordance with the Declaration or the distribution of the Debentures to the Holders of all of the QUIPS or payment of the applicable Put price in respect of the Debentures. Notwithstanding the foregoing, this QUIPS Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the QUIPS or under this QUIPS Guarantee.


                                  ARTICLE VIII
                          COMPENSATION AND EXPENSES OF
                             QUIPS GUARANTEE TRUSTEE

SECTION 8.1                Compensation and Expenses of QUIPS Guarantee Trustee

                  The Guarantor covenants and agrees to pay to the QUIPS Guarantee Trustee from time to time, and the QUIPS Guarantee Trustee shall be entitled to, such compensation as shall be agreed to in writing between the Guarantor and the QUIPS Guarantee Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Guarantor will pay or reimburse the QUIPS Guarantee Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the QUIPS Guarantee Trustee in accordance with any of the provisions of this QUIPS Guarantee (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Guarantor also covenants to indemnify each of the QUIPS Guarantee Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any and all loss, damage, claim, liability or expense including taxes (other than taxes based on the income of the QUIPS Guarantee Trustee) incurred without negligence or bad faith on the part of the QUIPS Guarantee Trustee and arising out of or in connection with the acceptance or administration of this guarantee, including the costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Guarantor under this Article VIII to compensate and indemnify the QUIPS Guarantee Trustee and to pay or reimburse the QUIPS Guarantee Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the QUIPS upon all property and funds held or collected by the QUIPS Guarantee Trustee as such, except funds held in trust for the benefit of the holders of particular QUIPS.

                  The provisions of this Article shall survive the termination of this QUIPS Guarantee.


                                   ARTICLE IX
                                 INDEMNIFICATION

SECTION 9.1                Exculpation

         (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this QUIPS Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this QUIPS Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

         (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

SECTION 9.2                Indemnification

                  The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 9.2 shall survive the termination of this QUIPS Guarantee.

                                    ARTICLE X
                                  MISCELLANEOUS

SECTION 10.1               Successors and Assigns

                  All guarantees and agreements contained in this QUIPS Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders then outstanding. Except in connection with any merger or consolidation of the Guarantor with or into another entity or any sale, transfer or lease of the Guarantor's assets to another entity, in each case, to the extent permitted under the Indenture, the Guarantor may not assign its rights or delegate its obligations under this QUIPS Guarantee without the prior approval of the Holders of at least a Majority in Liquidation Amount of the QUIPS.

SECTION 10.2               Amendments

                  Except with respect to any changes that do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required), this QUIPS Guarantee may only be amended with the prior approval of the Holders of a Majority in Liquidation Amount of the QUIPS (including the stated amount that would be paid on redemption, repurchase, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined). The provisions of the Declaration with respect to consents to amendments thereof (whether at a meeting or otherwise) shall apply to the giving of such approval.

SECTION 10.3               Notices

                  All notices provided for in this QUIPS Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

                  (a) If given to the Issuer, in care of any of the Administrators at the Issuer's mailing address set forth below (or such other address as the Issuer may give notice of to the Holders and the QUIPS Guarantee Trustee):

                           Life Re Capital Trust II
                           c/o Life Re Corporation
                           969 High Ridge Road
                           Stamford, Connecticut 06905
                           Attention:  W. Weldon Wilson
                           Telecopy:  (203) 321-3200

                  (b) If given to the QUIPS Guarantee Trustee, at the QUIPS Guarantee Trustee's mailing address set forth below (or such other address as the QUIPS Guarantee Trustee may give notice of to the Holders and the Issuer):

                           The Bank of New York
                           101 Barclay Street
                           21st Floor West
                           New York, New York  10286
                           Attention: Corporate Trust Trustee Administration
                           Telecopy: (212) 815-5915

                  (c) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the QUIPS and the QUIPS Guarantee Trustee):

                           Life Re Corporation
                           969 High Ridge Road
                           Stamford, Connecticut 06905
                           Attention:  W. Weldon Wilson
                           Telecopy:  (203) 321-3200

                  (d) If given to any Holder, at the address set forth on the books and records of the Issuer.

                  All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 10.4               Benefit

                  This QUIPS Guarantee is solely for the benefit of the Holders and, subject to Section 3.1(a), is not separately transferable from the QUIPS.

SECTION 10.5               Governing Law

                  THIS QUIPS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

                  THIS QUIPS GUARANTEE is executed as of the day and year first above written.

                                      LIFE RE CORPORATION, as Guarantor



                                      By: _____________________________________
                                          Name:
                                          Title:

                                      THE BANK OF NEW YORK, as Capital
                                      Securities Guarantee Trustee



                                      By: _____________________________________
                                          Name:
                                          Title: